UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 3, 2011

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Material Definitive Agreement.

Credit Agreement
On June 3, 2011, the Company and certain of its domestic subsidiaries (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with PNC Bank, National Association (the “Agent”) and several banks and other financial institutions from time to time parties thereto (collectively, the “Lenders”). The Credit Agreement provides a $50,000,000 secured revolving credit facility (the “Revolving Loan”) converting into an amortizing term loan (the “Term Loan” and collectively with the Revolving Loan, the “Loans”).

The proceeds of the Loans will be used to finance the construction and acquisition of the Company’s new corporate office and research facility.  On the date of acquisition of the new building (the “Acquisition Date”), the Revolving Loan will be converted to the Term Loan, which will mature five years after the Acquisition Date.  If the Acquisition Date does not occur prior to June 3, 2013, the Revolving Loan will become payable on such date.  The borrowings under the Credit Agreement by the Company are secured by a perfected first priority lien and security interest in favor of the Lenders in all equipment and other tangible property purchased with proceeds of the Loans (the “Collateral”).  The Loans have a variable interest rate dependent on certain factors.

The Credit Agreement requires that the Borrowers maintain a Total Leverage Ratio (as defined in the Credit Agreement) no greater than 3.50 to 1.00 and Interest Coverage Ratio (as defined in the Credit Agreement) greater than or equal to 2.50 to 1.00.  In addition, the Credit Agreement contains affirmative and negative covenants, representations and warranties, borrowing conditions, events of default and remedies for the Lenders.  The Loans made under the Credit Agreement may be prepaid, without penalty, at any time subject to certain restrictions.

The description set forth above of certain of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is attached to this Current Report as Exhibit 10.1 and which is incorporated herein by reference.

Security Agreement
On June 3, 2011, in connection with the execution of the Credit Agreement, the Borrowers and the Agent entered into a Security Agreement (the “Security Agreement”) in favor of the Lenders.  Pursuant to the Security Agreement, the obligations under the Credit Agreement are secured by a perfected first priority lien and security interest (subject to certain exceptions) in favor of the Lenders in all Collateral.

The description set forth above of certain of the terms of the Security Agreement does not purport to be complete and is qualified in its entirety by the full text of the Security Agreement, which is attached to this Current Report as Exhibit 10.2, and which is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1
Credit Agreement, dated June 3, 2011, by and among West Pharmaceutical Services, Inc. (the “Company”), the direct and indirect subsidiaries of the Company from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and PNC Bank, National Association, as administrative agent for the Lenders.

Exhibit 10.2
Security Agreement, dated June 3, 2011, by and among West Pharmaceutical Services, Inc. (the “Company”), the subsidiaries of the Company listed on the signature pages thereto and PNC Bank, National Association, as administrative agent, for the holders of the Obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

June 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1
Credit Agreement, dated June 3, 2011, by and among West Pharmaceutical Services, Inc. (the “Company”), the direct and indirect subsidiaries of the Company from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and PNC Bank, National Association, as administrative agent for the Lenders.

Exhibit 10.2
Security Agreement, dated June 3, 2011, by and among West Pharmaceutical Services, Inc. (the “Company”), the subsidiaries of the Company listed on the signature pages thereto and PNC Bank, National Association, as administrative agent, for the holders of the Obligations.